Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Brightcove Inc. our report dated June 10, 2010 and August 23, 2011 relating to the financial statements of Brightcove Inc. which appears in such Registration Statement. We also consent to the reference to us in the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 23, 2011